UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

STONEPATH GROUP, INC.

(Name of Registrant as Specified in Its Charter)

STRATEGIC TURNAROUND EQUITY PARTNERS, L.P. (Cayman)
GALLOWAY CAPITAL MANAGEMENT LLC
GARY L. HERMAN
BRUCE GALLOWAY

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(6)	Amount previously paid:

(7)	Form, Schedule or Registration Statement No.:

(8)	Filing Party:

(9)	Date Filed:

STRATEGIC TURNAROUND EQUITY PARTNERS, LP (Cayman)
C/o Galloway Capital Management, LLC
720 Fifth Avenue, 10th Floor
New York, New York 10019

May __, 2007

To the Stockholders of Stonepath Group, Inc.:

We are sending you the attached Consent Statement and the accompanying WHITE consent card because we are soliciting consents from Stonepath stockholders to remove without cause each current member of Stonepath’s Board of Directors (the “Stonepath Board”) and replace them with our three nominees, and to take certain other actions described in the attached Consent Statement. The Stonepath Board is currently comprised of a single class of three members. Each of our nominees, if elected, would serve in a single class and would hold office until the next annual meeting of stockholders and until such person’s successor has been elected or until such person’s death, resignation, retirement or removal.

We are seeking your support for the removal of each current director of Stonepath and the election of our three nominees, Seth Lukash, Robert Arovas, and Gary Herman. The current directors of Stonepath were nominated by a major creditor of Stonepath that is now both.

We believe that our nominees are committed to obtaining the best possible result for Stonepath’s shareholders.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today. The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about May __, 2007.

We urge you not to sign any revocation of consent card that may be sent to you by Stonepath. If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to Strategic Turnaround Equity Partners, L.P., in care of Galloway Capital Management, LLC, which is assisting us, at their address listed on the following page, or to the principal executive offices of Stonepath.

If you have any questions or require any assistance with your vote, please contact Galloway Capital Management, LLC at its address and toll-free number listed on the following page.

Thank you for your support, Gary Herman Strategic Turnaround Equity Partners, L.P. stonepathproxy@yahoo.com

If you have any questions, require assistance in voting your WHITE consent card, or need additional copies of Strategic Turnaround Equity Partners, L.P.’s consent solicitation materials, please call
Galloway Capital Management, LLC at the phone numbers listed below.

Galloway Capital Management, LLC

720 Fifth Avenue, 10th Floor
New York, NY 10019
stonepathproxy@yahoo.com

(212) 247-2072 (Call Collect)

STONEPATH GROUP, INC.

CONSENT SOLICITATION STATEMENT

OF

STRATEGIC TURNAROUND EQUITY PARTNERS, L.P. (Cayman)
GALLOWAY CAPITAL MANAGEMENT LLC
GARY L. HERMAN
BRUCE GALLOWAY

This Consent Statement and WHITE consent card are furnished by Strategic Turnaround Equity Partners, L.P. (Cayman) (“Strategic Turnaround”), a limited partnership incorporated under the laws of the Cayman Islands, and its affiliates (the “Committee For The Preservation of Stonepath”), in connection with its solicitation of written consents from you, the holders of shares of common stock, par value $.001 per share (the “Shares”), of Stonepath Group, Inc., a Delaware corporation (“Stonepath” or the “Company”), to take the following actions (the “Proposals”) without a stockholders’ meeting, as authorized by the Delaware General Corporation Law (the “DGCL”):

Proposal 1 - Remove each member of Stonepath’s Board of Directors (the “Stonepath Board”) and any person (other than those elected by this consent solicitation) elected or appointed to the Stonepath Board by such directors to fill any vacancy on the Stonepath Board or any newly-created directorships;

Proposal 2 - Elect the nominees of Strategic Turnaround - Seth Lukash, Robert Arovas and Gary Herman- described in this Consent Statement to serve as directors of Stonepath (or, if any such nominee is unable or unwilling to serve as a director of Stonepath, any other person designated as a nominee by the remaining nominee or nominees) (the “Strategic Turnaround Nominees”).

The participants in this proxy solicitation are each of the Strategic Turnaround nominees, Bruce Galloway, Strategic Turnaround, and Galloway Capital Management LLC. Information regarding these participants appears under “Participant Information” below.

This Consent Statement and the enclosed WHITE consent card are first being sent or given to Stonepath’s stockholders on or about May __, 2007.

On May __, 2007, Strategic Turnaround provided its written consent to the Secretary of Stonepath thereby fixing a record date for determining stockholders entitled to give their written consent to the Proposals described herein (the “Record Date”). As a result, under the applicable provisions of the Delaware laws, stockholders of record as of the close of business on the Record Date will be entitled to one vote for each Share. Based on publicly available information filed by Stonepath with the Securities and Exchange Commission (the “Commission”), there were 43,777,151 Shares issued and outstanding, as of November, 2006 and based on SEC filings, Strategic Turnaround believes that an additional 3,804,768 shares have been issued since then, bring the total outstanding shares to 47,581,919. Based on the foregoing figure, as of May 18, 2007, Strategic Turnaround and its principals, Gary Herman and Bruce Galloway, were the beneficial owners of an aggregate of 4,879,789 Shares, which represents approximately 10.26% of the Shares outstanding. Strategic Turnaround intends to vote such Shares in favor of the Proposals described herein. The mailing address of the principal executive offices of Stonepath is Word Trade Center West, 2200 Alaskan Way, Suite 200, Seattle, WA 98121.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE WHITE
CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

BACKGROUND TO THE SOLICITATION

Effective February 12, 2007, the members of the Board of Stonepath resigned and appointed as their replacement three directors designated by Mass Financial Corp. (“Mass Financial”), Messrs. Slobodan Andjic, Martin Müller-Romheld, and James Carter. According to Stonepath’s SEC filings, the appointments resulted from Mass Financial’s purchase by assignment of approximately $3.688 million in outstanding notes previously issued by Stonepath to Laurus Master Fund Ltd. (“Laurus”). On March 28, 2007, one of the three Mass Financial nominees, Mr. Carter, resigned and the Stonepath Board appointed Mr. Nowroz Jal Cama as his successor. As a result of these transactions, the existing Board of Stonepath is now comprised of three individuals, each proposed by Mass Financial or directors that it selected.

Under the agreements signed in February 2007, Stonepath apparently anticipated an additional $20 million in funding from Mass Financial. These additional funds have not been advanced.

In late March 2007, Stonepath announced that it was unable to prepare and file its annual report on Form 10-K for its fiscal year ended December 31, 2006 within the prescribed time period. To date, Stonepath has still not filed its Form 10-K. On April 18, 2007, Stonepath also received a notice from the American Stock Exchange LLC (the “Exchange”) that by failing to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2006, Stonepath had failed to satisfy standards for continued listing of Stonepath’s securities on the Exchange.

On May 4, 2007, Stonepath announced that it had received a notice of default from Mass Financial on or about April 17, 2007 and that later in April, it had received a notice of disposition of certain collateral, specifically that “Mass Financial is the process of negotiating specific sales of collateral foreclosed upon in connection with the April 17, 2007 notice of default….” According to Stonepath’s SEC filing, the collateral “consist inter alia of the shares of Stonepath Logistics Domestic Services, Inc. (“SLDS”). . .  and the assets of two subsidiaries of SLDS, United American Freight Services, Inc. and Stonepath Logistics Government Services, Inc.” According to Stonepath’s SEC filing, it had also received a notice of appointment of receivers and managers from SBI Brightline, LLC (“SBI”) relating to the shares of Stonepath in its subsidiary Stonepath Holdings (Hong Kong) Limited.

On May 8, 2007, three alleged creditors of the Stonepath filed a petition in the United States Bankruptcy Court for the District of Delaware seeking an involuntary Chapter 7 proceeding for Stonepath and the appointment of an interim trustee.

It is apparent that Stonepath’s Board now faces serious challenges and is adverse to Mass Financial. However, each member of the Board was selected directly or indirectly by Mass Financial, a creditor who is now seeking to dispose of Stonepath’s assets. For this reason, Strategic Turnaround believes that new directors should be appointed who are independent of Mass Financial. Accordingly, Strategic Turnaround has delivered its written consent to elect its three nominees to the Board and has commenced this proxy solicitation to remove the existing directors without cause and replace them with three new directors. Strategic Turnaround believes that it is Stonepath’s largest shareholder.

The nominees of Strategic Turnaround are not committed to any particular plan or course of action. Upon election to the Board, they intend to explore all alternatives to protect and maximize shareholder value, including without limitation the possible appointment of a restructuring officer, the possible appointment of Mr. Arovas as interim CEO, the negotiation of new arrangements with existing creditors, a possible refinancing of the Company’s debt and new equity capital, and legal challenges to the proceedings filed by Mass Financial.

IMPORTANT

Your vote is important, no matter how few Shares you own. Strategic Turnaround urges you to sign, date, and return the enclosed WHITE consent card today to vote FOR the Proposals described herein.

●
If your Shares are registered in your own name, please sign and date the enclosed WHITE consent card and return it to Strategic Turnaround, c/o Galloway Capital Management, LLC, in the enclosed envelope today.

●
If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE consent card. Strategic Turnaround urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to Strategic Turnaround, c/o Galloway Capital Management, LLC., who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Consent Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

If you have any questions regarding your WHITE consent card, or need assistance in voting your Shares, please call:

Galloway Capital Management, LLC 720 Fifth Avenue, 10th Floor New York, NY 10019 stonepathproxy@yahoo.com (212) 247-2072

PROPOSAL NO. 1

REMOVAL OF EXISTING DIRECTORS SERVING ON
STONEPATH BOARD

According to the Bylaws, any director may be removed from office, with or without cause, by the affirmative vote of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting as a single class. We are seeking to remove without cause each member of the Stonepath Board and any person (other than those elected by this consent solicitation) elected or appointed to the Stonepath Board by such directors to fill any vacancy on the Stonepath Board or any newly-created directorships.

The Stonepath Board is currently composed of three (3) directors as set forth below, each of whom will be removed if Proposal No. 1 is approved:

Name	Current Position

Martin Müller-Romheld	Director
Nowroz Jal Cama	Director
Slobodan Andjic	Director

REASONS FOR REMOVING EXISTING DIRECTORS

We recommend that the Stonepath stockholders consent to the removal of all the directors serving on the Stonepath Board. The most important reason for you to consent to the removal of directors is to allow the Stonepath stockholders to have representatives who are independent of Mass Financial, a creditor who is foreclosing upon Stonepath’s assets.

The WHITE consent card delivered with this Consent Statement provides each stockholder with the opportunity to adopt Proposal No. 1 in part by designating the names of any member of the Stonepath Board whom such stockholder does not want removed from the Stonepath Board.

Strategic Turnaround urges you to vote FOR its proposal to remove each member of the Stonepath Board and any person (other than those elected by this consent solicitation) elected or appointed to the Stonepath Board by such directors to fill any vacancy on the Stonepath Board or any newly-created directorships on the enclosed WHITE consent card.

PROPOSAL NO. 2

ELECTION OF THE STRATEGIC TURNAROUND NOMINEES

The Stonepath Board is currently composed of three (3) directors. Each of the Strategic Turnaround Nominees, if elected, would serve as a single class and would hold office until the next annual meeting of stockholders and until such person’s successor has been elected or until such person’s death, resignation, retirement or removal.

The Nominees

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Strategic Turnaround Nominees. Each of the Strategic Turnaround Nominees is a citizen of the United States of America.

Seth Lukash

Mr. Lukash has been Chief Executive Officer and a consultant to Food Automation Service Techniques, Inc. and Smart Commercial Kitchen, a manufacturer of appliance controls exclusively for the foodservice industry, since 2002. From 1985 through 2001, Mr. Lukash served as President and Chief Executive Officer of Tridex Corporation. From 2001 through July 2002, Mr. Lukash served as President and Chief Executive Officer of Progressive Software Inc., a designer and developer of software for the specialty retail and restaurant industries. Mr. Lukash is currently on the Board of Directors of DataMetrics Corporation and is employed by USi Power of Armonk, New York. He received a B.A. in Finance from the University of Miami in 1968. Mr. Lukash does not beneficially own any shares of Stonepath common stock. He is 61 years old.

Robert Arovas

Mr. Arovas was the past Chief Executive Officer of Stonepath Group, Inc., a publicly held corporation on the AMEX from October 2006 to April 2007. From October 1994 to October 1996 he served as the Company’s President and Chief Financial Officer. He also serves on the Board of Directors of a privately held company in the meat processing business.

Mr. Arovas was the President, Chief Executive Officer, and member of the Board of Directors of GeoLogistics Corporation, a privately held, $1.2 billion global organization providing integrated logistics services around the world. He has over 40 years of experience in both product and service businesses, of which the last 25 years have been in senior executive positions. He is a financially trained executive who has held the position of CFO for publicly held Corporations on the New York Stock Exchange and NASDAQ. Mr. Arovas’ international experience spans 30 years, conducting business in every continent of the world. His experience includes financial restructurings, debt placements, working capital management, acquisitions and divestitures of businesses, and expansions and contractions of operations. He also has extensive experience with information systems as a director of the function, a consumer of and a seller of information services. He is a graduate of Syracuse University and a Certified Public Accountant. Mr. Arovas is 61 years old and beneficially owns 502,614 shares of Stonepath common stock, which includes options to acquire 500,000 shares issued to him while he was employed by Stonepath.

Gary Herman

Mr. Herman has been a Managing Member of Galloway Capital Management, LLC since 2003.

From 1997 to 2002, Mr. Herman was an Associate Managing Director of the Galloway Division at Burnham Securities Inc. Mr. Herman has extensive experience investing in, structuring, and managing corporate turnarounds. Prior to joining Burnham, Mr. Herman was the managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. He was instrumental in originating and executing numerous domestic and cross-border transactions.

He has a B.S. from the State University of New York at Albany. Mr. Herman is Chairman of Digital Creative Development Corp and DataMetrics Corporation, as well as a Director of Shells Seafood Restaurants, Inc., and a former director of the NYC Industrial Development Agency. He has sat on the boards of many private and public companies, and has been involved in turnarounds of companies at all levels including management, advisory, corporate finance and acquisitions. Mr. Herman is 42 years old and is the beneficial owner of 4,015,990 shares of Stonepath common stock, which includes, 3,955,590 owned by Strategic Turnaround over which he has shared voting power.

There can be no assurance that the election of the Strategic Turnaround Nominees will lead to any specific results.

The Strategic Turnaround Nominees will not receive any compensation from Strategic Turnaround for their services as directors of Stonepath. Other than as stated herein, there are no arrangements or understandings between Strategic Turnaround and any of the Strategic Turnaround Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Strategic Turnaround Nominees to be named in this Consent Statement and to serve as a director of Stonepath if elected. Except as otherwise set forth herein, none of the Strategic Turnaround Nominees is a party adverse to Stonepath or any of its subsidiaries or has a material interest adverse to Stonepath or any of its subsidiaries in any material pending legal proceedings. We may modify the number and/or identity of the Strategic Turnaround Nominees if we deem such modification advisable in light of Stonepath’s actions, subject to applicable law.

The WHITE consent card delivered with this Consent Statement provides each stockholder with the opportunity to adopt Proposal No. 2 in part by designating the names of any of the Strategic Turnaround Nominees whom such stockholder does not want elected to the Stonepath Board.

Strategic Turnaround urges you to vote FOR the election of the Strategic Turnaround Nominees on the enclosed WHITE consent card.

CONSENT PROCEDURES

Section 228 of the DGCL provides that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The certificate of incorporation of Stonepath does not prohibit stockholder action by written consent.

To be effective, the requisite written consents must be delivered to Stonepath within 60 days of the earliest dated written consent delivered to Stonepath. Strategic Turnaround delivered its written consent to Stonepath on May __, 2007. Thus, written consents must be delivered to Stonepath by July __, 2007 to be effective.

If the Proposals become effective as a result of this consent solicitation, prompt notice will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of the solicitation.

According to publicly available information, the Shares constitute Stonepath’s only class of voting securities and each Share entitles its record holder to one vote. Stockholders of Stonepath do not have cumulative voting rights in the election of directors and cumulative voting is not applicable in this consent solicitation. Only holders of Shares as of the close of business on the Record Date are entitled to execute written consents in favor of the Proposals. If you are a stockholder of record at the close of business on the Record Date, you will retain your right to consent even if you sell your Shares after the Record Date. Accordingly, it is important that you provide consent for the Shares held by you as of the close of business on the Record Date on the WHITE consent card.

Revocation of Consents

An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to Strategic Turnaround, c/o Galloway Capital Management, LLC, 720 Fifth Avenue, 10th Floor, New York, New York 10019, or to the principal executive offices of Stonepath. Although a revocation is effective if delivered to Stonepath, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Strategic Turnaround, c/o Galloway Capital Management, LLC, at its address set forth above, so that we will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents in favor of the Proposals have been received.

Special Instructions

If you are a record holder of Shares as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “CONSENTS,” “WITHHOLD CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope. The effectiveness of each Proposal will require the properly completed and duly delivered, unrevoked written consent to that Proposal by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding.

The accompanying WHITE consent card will be acted upon in accordance with the stockholder’s instructions on such WHITE consent card. You may consent to the removal of all directors of Stonepath by marking the “CONSENTS” box or you may consent to the removal of only certain of such directors by marking the “CONSENTS” box and writing the name of any director you do not want removed in the space provided on the WHITE consent card. You also may consent to the appointment of the entire slate of the Strategic Turnaround Nominees by marking the “CONSENTS” box or you may withhold consent to the appointment of any one or more of the Strategic Turnaround Nominees by marking the “CONSENTS” box and writing the name of any Strategic Turnaround Nominee you do not want to be appointed in the space provided on the WHITE consent card.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENTS,” “WITHHOLD CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TODAY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a consent with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions for a WHITE consent card in favor of each of the Proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Strategic Turnaround, c/o Galloway Capital Management, LLC, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by Strategic Turnaround. Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Strategic Turnaround has retained _______________ (the “Proxy Firm”) for advisory services in connection with this solicitation, for which the Proxy Firm will receive a fee not to exceed $__________, together with reimbursement of its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. In addition, under certain circumstances, the Proxy Firm may receive additional amounts. Strategic Turnaround will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Strategic Turnaround has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Strategic Turnaround will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that the Proxy Firm will employ approximately ____ persons in connection with its services to Strategic Turnaround.

The entire expense of soliciting consents is being borne by Strategic Turnaround. If the Proposals are approved, Strategic Turnaround intends to seek reimbursement of the costs of this solicitation from Stonepath. Unless otherwise required by law, Strategic Turnaround does not currently intend to submit the question of reimbursement of the costs of this solicitation to a vote of stockholders. The costs of this consent solicitation are currently estimated to be approximately $________. Strategic Turnaround estimates that through the date hereof, its expenses in connection with this solicitation are approximately $10,000.

PARTICIPANT INFORMATION

Strategic Turnaround Equity Partners, L.P. (Cayman) is a limited partnership organized under the laws of the Cayman Islands and a fund focused primarily on investing in undervalued public equities. Galloway Capital Management LLC is a Delaware limited liability company and principally engaged in serving as the general partner of Strategic Turnaround Equity Partners, L.P. (Cayman). The address of the principal business office of Strategic Turnaround Equity Partners, L.P. (Cayman) and Galloway Capital Management LLC is c/o Galloway Capital Management LLC, 720 Fifth Avenue, 10th Floor, New York, New York 10019. As of the date hereof, Strategic Turnaround Equity Partners, L.P. (Cayman) beneficially owned 3,955,590 shares of Stonepath Common Stock. As of the date hereof, Galloway Capital Management LLC (as the general partner of Strategic Turnaround Equity Partners, L.P. (Cayman)) beneficially owned 3,955,590 shares of Stonepath Common Stock. For information regarding the purchases and sales of securities of Stonepath Common Stock by Strategic Turnaround Equity Partners, L.P. (Cayman) and Galloway Capital Management LLC during the past two years, see Schedule I.

Gary L. Herman is a citizen of the United States and a managing member of Strategic Turnaround Equity Partners, L.P. (Cayman) and Galloway Capital Management LLC. He has been a managing member of Galloway Capital Management LLC since 2003. From 1997 to 2002, Mr. Herman was an Associate Managing Director of the Galloway Division at Burnham Securities Inc. (“Burnham”). Mr. Herman has extensive experience investing in, structuring, and managing corporate turnarounds. Prior to joining Burnham, Mr. Herman was the managing partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. He was instrumental in originating and executing numerous domestic and cross-border transactions. Mr. Herman has a B.S. from the State University of New York at Albany. He is Chairman of Digital Creative Development Corp and DataMetrics Corporation, as well as a Director of Shells Seafood Restaurants, Inc., and a former director of the NYC Industrial Development Agency. He has sat on the boards of many private and public companies, and has been involved in turnarounds of companies at all levels including management, advisory, corporate finance and acquisitions. The address of the principal business office of Gary L. Herman is c/o Galloway Capital Management LLC, 720 Fifth Avenue, 10th Floor, New York, New York 10019. As of the date hereof, Mr. Herman beneficially owned 4,015,590 shares of Stonepath Common Stock, including 30,000 shares held through the Gary Herman, IRA. For information regarding the purchases and sales of securities of Stonepath Common Stock by Gary Herman during the past two years, see Schedule I.

Bruce Galloway is a citizen of the United States and a managing member of Strategic Turnaround Equity Partners, L.P. (Cayman) and Galloway Capital Management LLC. Mr. Galloway also holds a majority membership interest in those two entities. Mr. Galloway has over 20 years of experience investing in turnaround companies. In 1991, Mr. Galloway pioneered the fundamental concepts behind his proprietary STEP program as a Senior Vice President at Oppenheimer & Co. Mr. Galloway brought STEP to Burnham Securities Inc., where he established and managed the Galloway Division from 1993 to 2005. Prior to Oppenheimer, Mr. Galloway held various positions in Institutional Equity Research and Sales with Rausher Pierce & Refsnes, Inc., Morgan Keegan & Co., L.F. Rothschild & Co., and Prudential Insurance. He holds a B.A. in Economics from Hobart College and an MBA in Finance from New York University’s Stern Graduate School of Business. Mr. Galloway is Chairman of Command Security Corporation, as well as a director of Forward Industries, Inc. The address of the principal business office of Bruce Galloway is c/o Galloway Capital Management LLC, 720 Fifth Avenue, 10th Floor, New York, New York 10019. As of the date hereof, Mr. Galloway beneficially owned 4,819,789 shares of Stonepath Common Stock, including 748,749 shares held through the Bruce Galloway, IRA, 55,000 shares owned by Mr. Galloway’s children, Justin and Alana (for which Mr. Galloway has the power to dispose), and 60,450 held by RexonGalloway Capital Growth, LLC (for which Mr. Galloway retains full investment and voting discretion). For information regarding the purchases and sales of securities of Stonepath Common Stock by Mr. Galloway during the past two years, see Schedule I.

Seth Lukash has been Chief Executive Officer and a consultant to Food Automation Service Techniques, Inc. and Smart Commercial Kitchen, a manufacturer of appliance controls exclusively for the foodservice industry, since 2002. From 1985 through 2001, Mr. Lukash served as President and Chief Executive Officer of Tridex Corporation. From 2001 through July 2002, Mr. Lukash served as President and Chief Executive Officer of Progressive Software Inc., a designer and developer of software for the specialty retail and restaurant industries. Mr. Lukash is currently on the Board of Directors of DataMetrics Corporation and is employed by USi Power of Armonk, New York. Mr. Lukash received a B.A. in Finance from the University of Miami in 1968. Mr. Lukash does not beneficially own any shares of Stonepath common stock. He maintains a business address at 102 Regents Park, Westport, CT 06880.

Robert Arovas served as Chief Executive Officer of Stonepath from October 2006 to April 2007. From October 1994 to October 1996, he served as the Company’s President and Chief Financial Officer. He also serves on the Board of Directors of a privately held company in the meat processing business. Mr. Arovas was the President, Chief Executive Officer, and member of the Board of Directors of GeoLogistics Corporation, a privately held, $1.2 billion global organization providing integrated logistics services around the world. He has over 40 years of experience in both product and service businesses, of which the last 25 years have been in senior executive positions. He is a financially trained executive who has held the position of Chief Financial Officer for publicly held corporations on the New York Stock Exchange and NASDAQ. Mr. Arovas’ international experience spans 30 years, conducting business in every continent of the world. His experience includes financial restructurings, debt placements, working capital management, acquisitions and divestitures of businesses, and expansions and contractions of operations. He also has extensive experience with information systems as a director of the function, a consumer of and a seller of information services. He is a graduate of Syracuse University and a Certified Public Accountant. As of the date hereof, Mr. Arovas is the beneficial owner of 502,614 shares of Stonepath Common Stock which includes options to acquire 500,000 shares. Pursuant to his Employment Agreement with the Company dated February 2, 2005, Mr. Avoras was compensated at the rate of $250,000 per annum prior to his dismissal on or about April 16, 2007. Mr. Arovas has advised the Company that he believes additional sums are owed to him under his employment agreement, including a “change of control” payment. Mr. Arovas maintains a business address at 950 Wilson Street, Laguna Beach, California 92651. For information regarding the purchases and sales of securities of Stonepath Common Stock by Mr. Arovas during the past two years, see Schedule I.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Stonepath; (iii) no participant in this solicitation owns any securities of Stonepath which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Stonepath during the past two years; (v) no part of the purchase price or market value of the securities of Stonepath owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Stonepath, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Stonepath; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Stonepath; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Stonepath’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Stonepath or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Stonepath or its affiliates, or with respect to any future transactions to which Stonepath or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Strategic Turnaround Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter known to Strategic Turnaround.

OTHER MATTERS AND ADDITIONAL INFORMATION

Ownership of More Than 5% Security Holders and Management

See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of Stonepath.

Information Concerning Stonepath

The information concerning Stonepath contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information. Although Strategic Turnaround does not have any information that would indicate that any information contained in this Consent Statement that has been taken from such documents is inaccurate or incomplete, Strategic Turnaround does not take any responsibility for the accuracy or completeness of such information.

SCHEDULE I

TRANSACTIONS IN SECURITIES OF STONEPATH
DURING THE PAST TWO YEARS

Class of Security	Quantity Purchased	Price Per Share ($)	Date of Purchase

STRATEGIC TURNAROUND
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	20200	STG	5/2/2006	5/5/2006	0.7398
Buy	26800	STG	5/9/2006	5/12/2006	0.7409
Buy	50000	STG	5/31/2006	6/5/2006	0.51
Buy	35000	STG	6/15/2006	6/20/2006	0.3505
Buy	25900	STG	6/16/2006	6/21/2006	0.3624
Buy	40000	STG	6/21/2006	6/26/2006	0.3825
Buy	40000	STG	6/22/2006	6/27/2006	0.3847
Buy	20000	STG	6/28/2006	7/3/2006	0.33
Buy	3900	STG	6/29/2006	7/5/2006	0.33

STRATEGIC TURNAROUND
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	30100	STG	6/30/2006	7/6/2006	0.33
Buy	60000	STG	7/25/2006	7/28/2006	0.2804
Buy	100000	STG	8/1/2006	8/4/2006	0.3051
Buy	21260	STG	8/2/2006	8/7/2006	0.31
Buy	83500	STG	8/3/2006	8/8/2006	0.3085
Buy	23600	STG	8/4/2006	8/9/2006	0.3066
Buy	10000	STG	8/22/2006	8/25/2006	0.21
Buy	31000	STG	8/29/2006	9/1/2006	0.2103
Buy	13300	STG	10/25/2006	10/30/2006	0.33
Buy	19663	STG	10/27/2006	11/1/2006	0.32
Buy	1800	STG	11/9/2006	11/14/2006	0.3083
Buy	99000	STG	11/10/2006	11/15/2006	0.32
Buy	48200	STG	11/13/2006	11/16/2006	0.33
Buy	327400	STG	11/15/2006	11/20/2006	0.2004
Buy	30600	STG	11/22/2006	11/28/2006	0.18
Buy	162457	STG	11/30/2006	12/5/2006	0.1989
Buy	42036	STG	12/6/2006	12/11/2006	0.2024
Buy	99000	STG	12/7/2006	12/12/2006	0.2006
Buy	44300	STG	12/11/2006	12/14/2006	0.21
Buy	61630	STG	12/12/2006	12/15/2006	0.21
Buy	36405	STG	12/22/2006	12/28/2006	0.1865
Buy	185300	STG	12/26/2006	12/29/2006	0.18
Buy	3500	STG	12/27/2006	1/2/2007	0.1729
Buy	80000	STG	12/29/2006	1/4/2007	0.1695
Buy	100000	STG	1/3/2007	1/8/2007	0.1798
Buy	98995	STG	1/4/2007	1/9/2007	0.1984
Buy	121887	STG	1/5/2007	1/10/2007	0.2061
Buy	100000	STG	1/8/2007	1/11/2007	0.2137
Buy	127500	STG	1/9/2007	1/12/2007	0.222
Buy	95000	STG	1/10/2007	1/16/2007	0.2164
Buy	50000	STG	1/17/2007	1/22/2007	0.23
Buy	17300	STG	1/18/2007	1/23/2007	0.23
Buy	100000	STG	1/19/2007	1/24/2007	0.22
Buy	25000	STG	1/24/2007	1/29/2007	0.21
Buy	40890	STG	1/30/2007	2/2/2007	0.2073
Buy	62760	STG	1/31/2007	2/5/2007	0.2064
Buy	32986	STG	2/1/2007	2/6/2007	0.2
Buy	45700	STG	2/2/2007	2/7/2007	0.21
Buy	47000	STG	2/5/2007	2/8/2007	0.2
Buy	55721	STG	2/6/2007	2/9/2007	0.21
Buy	27400	STG	2/7/2007	2/12/2007	0.2136
Buy	60000	STG	2/16/2007	2/22/2007	0.2607
Buy	40900	STG	2/22/2007	2/27/2007	0.2981
Buy	30000	STG	3/29/2007	4/3/2007	0.1998
Buy	30000	STG	3/30/2007	4/4/2007	0.2
Buy	99100	STG	4/5/2007	4/11/2007	0.13
Sell	-145400	STG	4/18/2007	4/23/2007	0.1142

Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	50000	STG	3/15/2006	3/20/2006	0.8579
Buy	80000	STG	3/31/2006	4/5/2006	0.8009
Buy	106000	STG	4/3/2006	4/6/2006	0.672
Buy	40000	STG	4/17/2006	4/20/2006	0.69

BRUCE GALLOWAY IRA
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	7025	STG	3/16/2006	3/21/2006	0.811
Buy	54100	STG	3/17/2006	3/22/2006	0.8466
Buy	50000	STG	3/20/2006	3/23/2006	0.8498
Buy	30000	STG	4/3/2006	4/6/2006	0.672
Buy	20000	STG	4/12/2006	4/18/2006	0.68
Buy	10000	STG	4/24/2006	4/27/2006	0.7194
Buy	20000	STG	4/26/2006	5/1/2006	0.7689
Buy	20000	STG	5/2/2006	5/5/2006	0.7398
Buy	25000	STG	5/3/2006	5/8/2006	0.7461
Buy	20000	STG	5/9/2006	5/12/2006	0.7409
Buy	50000	STG	6/20/2006	6/23/2006	0.37
Buy	80000	STG	7/24/2006	7/27/2006	0.2671
Buy	60000	STG	7/25/2006	7/28/2006	0.2804
Buy	120000	STG	7/26/2006	7/31/2006	0.2896
Buy	99000	STG	8/17/2006	8/22/2006	0.21
Buy	15000	STG	8/28/2006	8/31/2006	0.21
Sell	-42500	STG	9/6/2006	9/11/2006	0.25
Buy	91555	STG	11/27/2006	11/30/2006	0.18
Buy	12444	STG	11/29/2006	12/4/2006	0.19
Buy	7125	STG	1/23/2007	1/26/2007	0.22

ALANA GALLOWAY
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	8000	STG	4/13/2006	4/19/2006	0.6751
Buy	6000	STG	4/25/2006	4/28/2006	0.77
Buy	7000	STG	7/11/2006	7/14/2006	0.3683

JUSTIN GALLOWAY
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	12000	STG	4/13/2006	4/19/2006	0.6751
Buy	15000	STG	5/3/2006	5/8/2006	0.7461
Buy	7000	STG	7/11/2006	7/14/2006	0.3683

GARY HERMAN
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	30000	STG	8/4/2006	8/9/2006	0.3066

GARY HERMAN IRA
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	30000	STG	8/4/2006	8/9/2006	0.3066

REXON GALLOWAY
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price
Buy	20000	STG	8/16/2006	8/21/2006	0.24
Sell	-14900	STG	12/14/2006	12/19/2006	0.21
Buy	10000	STG	5/3/2006	5/8/2006	0.7461
Buy	24100	STG	7/21/2006	7/26/2006	0.3022
Sell	-34100	STG	12/14/2006	12/19/2006	0.21
Buy	55350	STG	1/22/2007	1/25/2007	0.22

ROBERT AROVAS
Activity	Quantity	Symbol	Trade Date	Settle Date	USD Price

Mr. Arovas acquired 2,614 shares at various time in 2005, 2006 and early 2007, through the Company’s Employee Stock Purchase Plan. None of these purchase was in the open market.

SCHEDULE II

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following tables sets forth information as of May 18, 2007, regarding the beneficial ownership of the Company Common Stock by the only persons known to the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding Common Stock. It is compiled from the Schedule 13D filings by each entity and the percentage ownership is based on 47,581,919 shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Issued and Outstanding Common Stock on May 18, 2007
Strategic Turnaround Equity Partners, LP and affiliates* 720 Fifth Avenue, 10th Fl. New York, New York 10019	4,879,789	10.25%

Laurus Master Fund Ltd. 825 Third Avenue New York, New York 10022	3,500,000	7.36%

Gruber and McBaine Capital Management 1600 Market Street Philadelphia, PA 19103	3,373,450	7.01%

* Includes shares beneficially owned by Bruce Galloway and Gary Herman.

III-1

The following table presents information regarding beneficial ownership of the Company Common Stock by each member of the Board of Directors, each nominee for election as a director, each of the executive officers of the Company named in the summary compensation table below and by all directors and executive officers of the Company as a group, as of May 18, 2007.

Name of Individual or Group	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Issued and Outstanding Common Stock on May, 2007

Martin Müller-Romheld (Director/CEO)	None	None

Nowroz Jal Cama (Director)	None	None

Slobodan Andjic (Director)	None	None

Seth Lukash (Nominee)	None	None

Robert Arovas (Nominee)	502,614*	1.01%

Gary Herman (Nominee)	4,015,990	8.44%

* Includes options to acquire 500,000 shares.

III-2

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give Strategic Turnaround your consent FOR the Proposals described herein by taking three steps:

●	SIGNING the enclosed WHITE consent card,

●	DATING the enclosed WHITE consent card, and

●	MAILING the enclosed WHITE consent card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE consent card representing your Shares. Strategic Turnaround urges you to confirm in writing your instructions to Strategic Turnaround in care of Galloway Capital at the address provided below so that Strategic Turnaround will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Consent Statement, please contact Galloway Capital at the address set forth below.

Galloway Capital Management, LLC 720 Fifth Avenue, 10th Floor New York, NY 10019 stonepathproxy@yahoo.com (212) 247-2072

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF STONEPATH CORPORATION
THIS CONSENT IS SOLICITED BY STRATEGIC TURNAROUND

THE BOARD OF DIRECTORS OF STONEPATH CORPORATION
IS NOT SOLICITING THIS CONSENT

C   O   N   S   E   N   T

Unless otherwise indicated below, the undersigned, a stockholder of record of Stonepath Group, Inc. (the “Company”) as of the record date established for determining stockholders entitled to consent to the following actions (the “Record Date”), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock of the Company (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company.

CHECK THE APPROPRIATE BOX BELOW TO CONSENT OR WITHHOLD CONSENT TO, OR ABSTAIN FROM, THE PROPOSALS BELOW.

IF NO BOX IS MARKED FOR ANY PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN-IN IN THE SPACE PROVIDED. IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED BELOW, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED BELOW.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS CONSENT CARD PROMPTLY!

- CONTINUED AND TO BE SIGNED ON REVERSE SIDE -

☒ Please mark vote as in this example

STRATEGIC TURNAROUND EQUITY PARTNERS, L.P. (“STRATEGIC TURNAROUND”) RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1, AND 2.

CONSENT CARD

Consent by Stockholders of Stonepath Group Inc.
To Action Without a Meeting

THIS CONSENT IS SOLICITED BY THE STONEPATH VALUE COMMITTEE

The undersigned, a stockholder of record of Stonepath Group Inc. (“Stonepath”) hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $.001 per share, of Stonepath which the undersigned is entitled to vote in all capacities, to the following action without a meeting, without prior notice and without a vote:

RESOLVED, that, in the best interests of Stonepath, the removal without cause of directors of Stonepath, Slobodan Andjic, Martin Muller-Romheld, and Nowroz Jal Cama, and any person or persons elected to the Stonepath Board of Directors to fill any vacancy arising since the last annual meeting of stockholders, or any newly created directorships, is hereby approved.

☐ CONSENTS             ☐ CONSENT WITHHELD             ☐ ABSTAINS

To withhold consent to the removal of any director, write his/her name in the following space:

____________________________________________________________

RESOLVED, that the slate of Committee to Protect Stonepath, Seth Lukash, Robert Arovas and Gary Herman (the “Slate”), is hereby elected to the Stonepath Board of Directors to fill the newly created vacancies on the Board of Directors, and the members of the Slate shall serve until their respective successors are duly elected and qualify.

☐ CONSENTS             ☐ CONSENT WITHHELD             ☐ ABSTAINS

To withhold consent to the election of any member of the Slate, write his/her name in the following space:

____________________________________________________________

INSTRUCTIONS

Check the appropriate box above to consent or withhold consent to, or abstain from, the foregoing resolutions.

If no box is marked with respect to either or each of the above resolutions, the undersigned will be deemed to consent to such resolution or resolutions.

IN WITNESS WHEREOF, the undersigned has executed this stockholder consent on the date set forth below.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as your shares are registered. Joint owners should both sign. When signing as executor, trustee, administrator, guardian, officer of a corporation, attorney-in-fact or in any other fiduciary or representative capacity, please give your full name. This consent, when executed, will vote all shares held in all capacities. Be sure to date this Consent Card.

**THIS IS YOUR CONSENT CARD**